UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2013

Commission file number: 000-27791

Apolo Gold & Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0412805
State or other jurisdiction of	I.R.S. Employer Identification No.
incorporation or organization

9th floor, Kam Chung Commercial Bldg,
19-21 Hennessy Road, Wanchai, Hong Kong
(Address of principal executive offices) (Zip Code)

Issuer’s telephone number: (852) 3111 7718

#210-905 West Pender Street
 Vancouver, British Columbia, Canada  V6C 1L6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On November 15, 2013, Robert Dinning resigned as a Director, Chairman, President, CEO, CFO, and Secretary of Apolo Gold & Energy Inc.  There was no disagreement with Mr. Dinning and the Board of Directors expressed their gratitude for his service.  The Company has provided Mr. Dinning with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the Company with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the Company would also file as an exhibit to this current report or an amendment thereto.

On November 15, 2013, the Board of Directors appointed Mr. Kelvin Chak as President and Chief Executive Officer of the Company to serve until the next meeting of the Stockholders.  The Board also appointed Mr. Edward Low, of Vancouver Canada, Chief Financial Officer of the Company to serve until the next meeting of the Stockholders.

The Board has not adopted or otherwise commenced any material compensation plan, contract or arrangement with the newly appointed officers.

Business Experience

Kelvin Chak Wai Man, age 50. Since September 2013 Mr. Chak has served as a director of Apolo Gold & Energy Inc.  Since July 2013, Mr. Chak has also been a Solutions Engineer with PCCW Ltd. located in Hong Kong with responsibilities for supporting the sales team with any technical requests from clients, providing solution briefing to sales and clients on requested PCCW solutions; providing technical specifications and project proposals to target clients and supporting clients in the Finance industry, e.g. Insurance and Securities/Brokerage firms.  From December 2012 to July 2013, he served as Senior IT Engineer for Space Interior Solution Limited in Hong Kong with responsibilities for the design and management of Network Infrastructure in the Hong Kong and China offices.  From June 2004 to September 2012 Mr. Chak was a Senior IT Engineer for Convoy Financial Services Limited in Hong Kong with responsibilities for formulating security policies and Standard Operating Procedures on corporate and regional office levels, including Firewall Security and Web Security.  Mr. Chak supervised a team of 7 engineers to provide Network and Help Desk services; designed and managed the infrastructure changes between the Hong Kong Head Office, Guangzhou, Shenzhen and Macau offices.  Mr. Chak holds a Master of Business Administration from the University of Surrey, United Kingdom; a Master of Information Technology from the University of Nottingham, United Kingdom; a BA Degree Conversion Course in Chinese Language from Hong Kong Baptist University.

Mr. Edward Low, age 42,  based in Vancouver, Canada, has provided accounting services to public companies for the past 17 years. Currently, Mr. Low has been CFO of Alternative Earth Resources Inc. (AER:TSXv), since June 2013.  From February 2003 to June 2012, Mr. Low was the Controller for Nevada Geothermal Power Inc., an alternative energy company with an operating Faulkner I geothermal power plant in northern Nevada.  The plant was built with funding from EIG Global Energy Partners and John Hancock Life Insurance Company, along with cash grants from the US Department of Treasury.  As controller of Nevada Geothermal, he handled the financial reporting to the US Department of Energy and John Hancock Insurance.  Mr. Low also served  as CFO for Jersey Goldfields from April 1997 to April 2002, Newton Gold (formerly High Ridge Resources) from May 2004 to March 2006, and as accountant for Yinfu Gold Corp (formerly Element92 Resources) from April 2007 to June 2010.  Since September 2004, Mr. Low has been president and director of HML Properties Inc., which holds a portfolio of residential real estate in various locations within Canada. Mr. Low also currently serves as the Chief Financial Officer of Owlhead Minerals Corp., a position he has held since February 2007. Owlhead Minerals Corp. is a Nevada corporation holding mining claims in British Columbia, Canada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation
99.1	Press Release dated November 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apolo Gold & Energy, Inc.

November 18, 2013	By:	/s/ Kelvin Chak
Kelvin Chak, President